EXHIBIT 10.1(f)

June 10, 2002

Amendment No.3

To Joint Research, Development and License Agreement dated May 28, 1999 made between

Cephalon Inc.

145 Brandywine Parkway

West Chester

Pennsylvania 19380-4245

and

H. Lundbeck A/S

9 Ottiliavej,

DK 2500 Valby

Denmark

1.                    This is to confirm our understanding concerning certain amendments and/or clarifications to be made with respect to the Joint Research, Development and License Agreement between Cephalon, Inc. (“Cephalon”) and H. Lundbeck A/S (“Lundbeck”) dated May 28, 1999 as amended by:

•        Clarification Letter dated July 1, 1999 regarding the interpretation of Section 6.5,

•        Amendment No.1 dated October 1999 regarding IT Year 2000 Conformity,

•        Clarification Letter dated March 16, 2000 regarding Section 1.5, 1.27, 5.7 and 17,

•        Marketing and Licensee Agreement made between Cephalon, Kyowa Hakko and Lundbeck     dated April 10, 2000

•        Amendment No.2 dated June 13, 2001

(hereinafter together defined as the “Agreement”).

2.                   All terms not otherwise defined or amended herein are used as defined in the Agreement and shall remain in full force and effect as set forth in the Agreement.

3.                  The purpose of this Amendment No.3 is to extend the Research Program and to clarify the definition of Cephalon Technology.

4.                   Cephalon and Lundbeck hereby agree to extend the term of the Research Program from May 28, 2002 until December 31, 2002 (the “Extended Research Term”). During the Extended Research Term, Lundbeck agrees to provide financial support for the employment by Cephalon of ten (10) FTEs, or a higher number of FTEs mutually agreed in writing by both Parties, at the current FTE rate being charged by Cephalon for 2002.

5.                  The term “Cephalon Technology” is hereby amended to add the following sentence:

Cephalon Technology includes the patent rights granted to Cephalon under the agreement between Ya Fang Liu, Ph.D., M.D. and Cephalon, Inc. wherein Cephalon was granted a worldwide, exclusive license to patent application, U.S. serial number 09/156,367, entitled “Method for Identifying JNK and MLK Inhibitors for Treatment of Neurological Conditions,” and all issued patents, continuing patent applications, divisionals, continuations, continuations-in-part, reissues, reexaminations and extensions derived therefrom, as well as any foreign patent applications, granted foreign patents and foreign counterparts and extensions thereof.

6.                    This Amendment No.3 shall form an integral part of the Agreement and shall be regarded as incorporated into the Agreement in every respect as from the date both Parties execute this Amendment No.3. In case of inconsistency between the terms and conditions of the Agreement and this Amendment No.3 the latter shall prevail to the extent of such inconsistency but no further.

7.                   This Amendment No.3 comes into force when executed by both Parties and may be executed in counterpart and duplicate original.

[Remainder of Page Intentionally Left Blank]

AGREED, ACKNOWLEDGED AND ACCEPTED

IN WITNESS THEREOF, the Parties have executed this Agreement by their duly authorized representatives, as of the day and year first above written.

H. LUNDBECK A/S		CEPHALON, INC.

By:	/s/ Claus Braestrup	By:	/s/ Peter E. Grebow
Claus Braestrup		Peter E. Grebow
Executive Vice President, R&D		Senior Vice President, Business Development